EXHIBIT 4.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase [60% of the number of shares of Common Stock that could be acquired by
Purchaser at the Closing Date upon conversion of Notes] Shares of Common Stock of

Matritech, Inc.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) CERTIFIES that, for value received, _____________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the six month and one day anniversary of January 13, 2006 (the “Initial Exercise Date”) and on or prior to the close of business on the fifth anniversary of the Closing Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Matritech, Inc., a corporation incorporated in the State of Delaware (the “Company”), up to [60% of the number of shares of Common Stock that could be acquired by Purchaser at the Closing Date upon conversion of Notes] shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), such number of Warrant Shares being subject to adjustments as provided herein. Additionally, the Holder of this Warrant may become entitled, upon the conditions and subject to the limitations on exercise and the conditions hereinafter set forth, to exercise the Warrant for the Additional Warrant Shares (as defined below) at the Additional Warrant Exercise Price (as defined below) and, in such event, this Warrant will be exericisable for the Additional Warrant Shares at any time prior to the close of business on the Termination Date. With respect to the Warrant Shares, the purchase price of one share of Common Stock under this Warrant shall be $0.67 (the “Warrant Share Exercise Price”, and together with the Additional Warrant Exercise Price, the “Exercise Price”), subject to adjustment hereunder. The Warrant Share Exercise Price and the number of Warrant Shares for which the

Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated January 13, 2006, among the Company and the purchasers signatory thereto.

1.  Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed; provided, however, during any 12 month period and except for transfers to an Affiliate of the Holder, the Holder, collectively with successor Holders, may not transfer this Warrant in more than two transactions to more than four assignees per transaction. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2.  Authorization of Shares. The Company covenants that all Warrant Shares and all Additional Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

3.  Exercise of Warrant.

(a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the applicable Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(d), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) trading days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the applicable Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the fifth trading day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the

Warrant Shares pursuant to an exercise by the fifth trading day after the date of exercise and the Holder has not rescinded such exercise pursuant to this Section 3(a), and if after such fifth trading day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares and Additional Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares and Additional Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(b)  If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares and Additional Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares and Additional Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c)  The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder (other than SDS Capital Partners SPC, LTD. or its affiliates), not less than 61 days’ prior notice to the Company, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

(d)  If at any time on or after the Initial Exercise Date there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder or the Common Stock is not listed or included for quotation on the Nasdaq Capital Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)=	the daily volume weighted average price of the Common Stock on the trading day immediately preceding the date of such election;

(B)=	the Warrant Share Exercise Price of this Warrant, as adjusted; and

(X)=	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

4.  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Warrant Share Exercise Price.

5.  Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares and Additional Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.  Transfer, Division and Combination.

(a)  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of Section 3(a) of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)  The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)  The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e)  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the 1933 Act and under applicable state securities or blue sky laws, the Company may require, unless waived in its reasonable discretion, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the 1933 Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the 1933 Act or a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

8.  No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise pursuant to Section 3(d) hereof), the Warrant Shares and Additional Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares or Additional Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.  Adjustments of Exercise Price and Number of Warrant Shares.

(a) Dilutive Issuances. If the Company shall issue or sell, or is, in accordance with subsections (b)(i) through (viii) below, deemed to have issued or sold (each, a “Dilutive Issuance”), any additional shares of Common Stock, other than Excluded Stock (the “New Issuance Shares”), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale (the lowest price at which such shares of Common Stock are issued or deemed to be issued hereunder is hereinafter referred to as the “New Issuance Price”), then and in each such case (a “Trigger Issuance”) the then-existing Warrant Share Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined in accordance with the immediately succeeding paragraphs.

Prior to stockholder approval of the Stockholder Proposals, the Warrant Share Exercise Price shall be reduced to the higher of (i) the New Issuance Price or (ii) $0.61 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) (the “Full-Ratchet Floor Price”). From and after the date of stockholder approval of the Stockholder Proposals, if any, the Warrant Share Exercise Price shall be reduced to the New Issuance Price. In the event that in the time period prior to such stockholder approval a Dilutive Issuance is made and the Warrant Share Exercise Price is adjusted to the Full-Ratchet Floor Price instead of the New Issuance Price, then immediately following such stockholder approval, the Warrant Share Exercise Price shall be adjusted to such New Issuance Price if such New Issuance Price is lower than the then current Warrant Share Exercise Price.

For purposes of this subsection (a), “Excluded Stock” means (1) shares of Common Stock issued pursuant to the terms thereof upon the exercise or conversion of the Company’s options, warrants or convertible securities outstanding as of the Closing Date in accordance with the terms of such options, warrants or other securities as in effect on the Closing Date and provided that such securities have not been amended since the Closing Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (2) stock, stock options or other stock rights issued pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (3) securities issued pursuant to a bona fide underwritten public offering with gross proceeds of at least $25,000,000; (4) the Notes, the Warrants and the shares of Common Stock issuable pursuant to the terms thereof; (5) securities issued in a bona fide business acquisition the primary purpose of which, as determined in good faith by a majority of the members of the Board of Directors of the Company, is not raising capital; (6) capital stock or convertible securities issued in a joint venture, strategic partnership or licensing arrangement, the primary purpose of which, as determined in good faith by a majority of the members of the Board of Directors of the Company, is not raising capital; and (7) shares of common stock issued or issuable by reason of a dividend, stock split or other distribution on shares of common stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the other provisions herein).

Additionally, for purposes of this subsection (a), the following subsections (b)(i) to (viii) shall also be applicable:

(b)  (i) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common

Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Share Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Share Exercise Price. Except as otherwise provided in subsection (b)(iii) of this Section 11, no adjustment of the Warrant Share Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Share Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Share Exercise Price, provided that (a) except as otherwise provided in subsection (b)(iii) of this Section 11, no adjustment of the Warrant Share Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Share Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Share Exercise Price have been made pursuant to the other provisions of Section 11.

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (b)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (b)(i) or (b)(ii), or the rate at which Convertible Securities referred to in subsections (b)(i) or (b)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Share Exercise Price in effect at the time of such event shall forthwith be readjusted to the Warrant Share Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to subsections (a) and (b) hereof or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection (b) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Warrant Share Exercise Price then in effect hereunder shall forthwith be changed to the Warrant Share Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(iv) Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(v) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company using standard commercial valuation methods appropriate for valuing such assets; provided, however, that if the Required Holders (as defined in the Securities Purchase Agreement) do not agree to such fair value calculation within three business days after receipt thereof from the Company, then such fair value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the Required Holders, with the costs of such appraisal to be borne 50% equally by the Company and 50% by the Holders (ratably on the basis of the respective number of Warrant Shares outstanding). In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for nominal consideration. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued without any specific consideration allocated to such Additional Rights, then the consideration received or deemed to be received by the Company for such Additional Rights shall be deemed to be nominal.

(vi) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 11.

(c) Stock Splits and Dividends. If the Company shall, at any time or from time to time while Warrants are outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Warrant Share Exercise Price and the number of Warrant Shares in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the Holder shall be entitled to receive the number of shares of Common Stock or other capital stock which such Holder would have received immediately following such event had this Warrant been exercised immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

(d) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock but not holders of Company Warrants shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Share Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Exercise Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Warrant Share Exercise Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Warrant Share Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

(e) Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in subsection (c) of this Section 11), or subscription rights or warrants, the Warrant Share Exercise Price to be in effect after such payment date shall be determined by multiplying the Warrant Share Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder hereof if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (in any case, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by

Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by Pink Sheets LLC, in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Market Price cannot be calculated for such security as of such date on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company. Such adjustment shall be made successively whenever such a payment date is fixed.

(f) Effective Date of Adjustment. An adjustment to the Warrant Share Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(g) Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to subsections (a) through (e), the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(h) Other Action Affecting Exercise Price. If, at any time during the Exercise Period, the Company takes any action affecting the Common Stock that would be covered by Section 11, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Warrant, then the Warrant Share Exercise Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

(i) Additional Warrant Shares. If after the Registration Statement registering the Warrant Shares required by Section 2(a) of the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission, (i)(A) sales of Warrant Shares can no longer be made pursuant to such Registration Statement, (B) such Registration Statement is no longer effective, or (C) the Common Stock is not listed or included for quotation on the Nasdaq Capital Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and (ii) the Holder no longer holds any portion of the Notes (or Conversion Shares into which they have been converted) (each of such events, a “Default Event”) and such Default Event exists without interruption for more than five (5) business days, then this Warrant will become exercisable for an additional number of shares of Common Stock (the “Additional Warrant Shares”) equal to (s) the number of Warrant Shares then issuable upon exercise of the Warrant assuming a cashless exercise pursuant to Section 3(d) of this Warrant, multiplied by (t) ten hundredths (.10). If the Default Event continues without interruption for more than sixty (60) days, then this Warrant will become exercisable for a further amount of Additional Warrant Shares equal to (u) the number of Warrant Shares then issuable upon exercise of the Warrant assuming a cashless exercise pursuant to Section 3(d) of this Warrant, multiplied by (v) five hundredths (.05). If the Default Event continues without interruption for more than one hundred twenty (120) days, then this Warrant will become exercisable (in part or in whole) for a further amount of Additional Warrant Shares equal to (w) the number of Warrant Shares then issuable upon exercise of the Warrant assuming a cashless exercise pursuant to Section 3(d) of this Warrant, multiplied by (x) five hundredths (.05). Thereafter, for each additional sixty (60) day period after the one hundred and twentieth (120th) day following the commencement of a Default Event during which such Default Event continues without interruption, but limited to a period of three hundred sixty (360) days of existence of a continuous Default Event, this Warrant will become exercisable for a further amount of Additional Warrant Shares equal to (y) the number of Warrant Shares then issuable upon exercise of the Warrant assuming a cashless exercise pursuant to Section 3(d) of this Warrant, multiplied by (z) five hundredths (.05). After the three hundred and sixtieth (360th) day of existence of a continuous Default Event, the Holder will accrue no further rights to Additional Warrant Shares. The exercise price for such Additional Warrant Shares (the “Additional Share Exercise Price”) shall be $.01 per share.

12.  Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Warrant Share Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company provided that such reduction shall apply on a pro rata basis to all of the Warrants.

13.  Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Warrant Share Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Warrant Share Exercise Price for such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

14.  Call Provision. Unless and to the extent Holder is prohibited from exercising under Section 3(c), notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as traded on the American Stock Exchange, Inc. (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $2.68 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days commencing after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective, the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Holder within one business day immediately following the end of such twenty (20) trading day period, may call this Warrant, in whole or in part, at a redemption price equal to $0.67 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) all of Warrant Shares issuable upon the exercise of this Warrant either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Holder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement): (ii) the number of shares of Common Stock issuable upon the exercise of Warrants included in such notice of redemption does not exceed the cumulative trading volume of the Common Stock on any stock exchange or market on which the Common Stock may then be traded for the thirty (30) consecutive trading days prior to the first day of the Notice Period; (iii) the Company has not issued a warrant redemption notice on any other series of warrants within 60 days of the first day of the Notice Period; and (iv) the first day of such Notice Period is not within 365 days of the Closing Date or within 90 days of the Termination Date. In the event that less than all of the Company Warrants (as defined below) are called pursuant to this Section 14, any call of less than all the Company Warrants shall be on a pro rata basis for each holder of Company Warrants. Notwithstanding any such notice by the Company, the Holder shall have the right to exercise this Warrant prior to the end of the Notice Period. The term “Company Warrants” means a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement.

15.  Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to

Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

16.  Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares or Additional Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares or Additional Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

17.  Miscellaneous.

(a)  Jurisdiction. This Warrant shall constitute a contract under the laws of Delaware, without regard to its conflict of law, principles or rules.

(b)  Restrictions. The Holder acknowledges that the Warrant Shares and Additional Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)  Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(e)  Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares or Additional Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)  Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g)  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares or Additional Warrant Shares.

(h)  Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i)  Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j)  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: January 13, 2006

MATRITECH, INC.

By:
Name: Stephen D. Chubb Title: Chief Executive Officer

NOTICE OF EXERCISE

To: Matritech, Inc.

(1)  The undersigned hereby elects to purchase ________ Warrant Shares of Matritech, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise provision set forth in subsection 3(d).

(3)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor/Qualified Institutional Buyer. The undersigned is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a qualified institutional buyer as defined in Rule 144(A)(a) under the Securities Act.

[PURCHASER]

By:
Name: Title:
Dated: ________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder's Signature: _____________________________

Holder's Address: _____________________________

                              _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.